                     CHL MORTGAGE PASS-THROUGH TRUST 2006-J2




                                FINAL TERM SHEET




                              [COUNTRYWIDE GRAPHIC]



                           $174,124,645 (APPROXIMATE)




                                   CWMBS, INC.
                                    Depositor


                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED FEBRUARY 28, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-J2

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006
                               ------------------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

--------------------- ------------------ ------------------ ------------------ ------------------ -------------------
                        INITIAL CLASS                                            INITIAL CLASS
                         CERTIFICATE                                              CERTIFICATE
                       BALANCE/INITIAL                                          BALANCE/INITIAL
                          NOTIONAL         PASS-THROUGH                            NOTIONAL          PASS-THROUGH
                           AMOUNT              RATE                                 AMOUNT               RATE
--------------------- ------------------ ------------------ ------------------ ------------------ -------------------
Class 1-A-1              $78,243,000           6.00%        Class 1-A-8            $2,394,000           6.00%
--------------------- ------------------ ------------------ ------------------ ------------------ -------------------
Class 1-A-2              $21,549,000           6.00%        Class X              $168,527,529          Variable
--------------------- ------------------ ------------------ ------------------ ------------------ -------------------
Class 1-A-3              $31,531,000           6.00%        Class PO                  $43,545            N/A
--------------------- ------------------ ------------------ ------------------ ------------------ -------------------
Class 1-A-4              $12,034,000           6.00%        Class A-R                    $100           6.00%
--------------------- ------------------ ------------------ ------------------ ------------------ -------------------
Class 1-A-5               $5,580,000           6.00%        Class M                $3,587,500           6.00%
--------------------- ------------------ ------------------ ------------------ ------------------ -------------------
Class 1-A-6              $16,887,500           6.00%        Class B-1              $1,137,500           6.00%
--------------------- ------------------ ------------------ ------------------ ------------------ -------------------
Class 1-A-7                 $612,500           6.00%        Class B-2                $525,000           6.00%
--------------------- ------------------ ------------------ ------------------ ------------------ -------------------

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2006-J2, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

ORIGINATORS

The sponsor originated 65.81% of the mortgage loans. Additionally, approximately 15.70% of the mortgage loans were originated by Flagstar Bank, FSB. The remainder of the mortgage loans were originated by various other originators, which, individually, did not originate more than 10% of the mortgage loans.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan conveyed to the issuing entity on the closing date, the later of February 1, 2006 and the date of origination of that mortgage loan (referred to as the "initial cut-off date").

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date of that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about February 28, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans conveyed to the issuing entity on the closing date is less than $175,000,000, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funding account is expected to be approximately $7,560,450.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) March 30, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount deposited in the pre-funding account on the closing date is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

THE MORTGAGE LOANS

The mortgage loans will consist of 30 year conventional, fixed-rate mortgage loans secured by first liens on one- to four- family residential properties.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered on the closing date are referred to as the "Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the initial mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance        $167,439,550
Geographic Concentrations in excess
   of 10%:
   California                                    51.73%
Weighted Average Original LTV Ratio              70.81%
Weighted Average Mortgage Rate                   6.360%
Range of Mortgage Rates                6.250% to 7.500%
Average Current Principal Balance              $563,770
Range of Current Principal Balances         $107,200 to
                                             $1,918,264
Weighted Average Remaining Term to
   Maturity                                  357 months
Weighted Average FICO Credit Score                  742

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue 18 classes of certificates, 14 of which are offered by this free writing prospectus and the accompanying prospectus:

                               INITIAL
                          CLASS CERTIFICATE
                           BALANCE/INITIAL                                 INITIAL RATING        INITIAL RATING
        CLASS            NOTIONAL AMOUNT (1)             TYPE                 FITCH (2)             S&P (2)
---------------------    -------------------   -------------------------   --------------        --------------
 OFFERED CERTIFICATES

 Class 1-A-1                 $ 78,243,000      Senior/Fixed Pass-Through      AAA                      AAA
                                                 Rate/Planned Balance

 Class 1-A-2                 $ 21,549,000      Senior/Fixed Pass-Through      AAA                      AAA
                                              Rate/Planned Balance/Super
                                                       Senior

 Class 1-A-3                 $ 31,531,000      Senior/Fixed Pass-Through      AAA                      AAA
                                                    Rate/Companion

 Class 1-A-4                 $ 12,034,000      Senior/Fixed Pass-Through      AAA                      AAA
                                                    Rate/Companion

 Class 1-A-5                 $ 5,580,000       Senior/Fixed Pass-Through      AAA                      AAA
                                                     Rate/Companion

 Class 1-A-6                 $ 16,887,500      Senior/Fixed Pass-Through      AAA                      AAA
                                                 Rate/NAS/Super Senior

 Class 1-A-7                  $ 612,500        Senior/Fixed Pass-Through      AAA                      AAA
                                                  Rate/NAS/Support

 Class 1-A-8                 $ 2,394,000       Senior/Fixed Pass-Through      AAA                      AAA
                                                     Rate/Planned
                                                   Balance/Support

 Class X                    $ 168,527,529           Senior/Notional           AAA                      AAA
                                                   Amount/Variable
                                                    Pass-Through
                                                 Rate/Interest-Only

 Class PO                      $ 43,545          Senior/Principal Only        AAA                      AAA

 Class A-R                      $ 100          Senior/Fixed Pass-Through      AAA                      AAA
                                                    Rate/Residual

 Class M                     $ 3,587,500       Subordinate/Fixed Pass-         AA                      N/R
                                                    Through Rate

 Class B-1                   $ 1,137,500        Subordinate/Fixed Pass-        A                       N/R
                                                    Through Rate

 Class B-2                    $ 525,000         Subordinate/Fixed Pass-       BBB                      N/R
                                                    Through Rate

 NON-OFFERED CERTIFICATES (3)
 Class B-3                    $ 350,000         Subordinate/Fixed Pass-
                                                    Through Rate

 Class B-4                    $ 262,500         Subordinate/Fixed Pass-
                                                    Through Rate

 Class B-5                    $ 262,854         Subordinate/Fixed Pass-
                                                    Through Rate

 Class P                       $100 (4)           Prepayment Charges

--------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class P Certificates also have a notional amount equal to the aggregate stated principal balance of the mortgage loans that require the payment of a prepayment charge.

The certificates also will have the following characteristics:

                                                                     INTEREST
                                                                     ACCRUAL
     CLASS        PASS-THROUGH RATE         ACCRUAL PERIOD          CONVENTION
 ------------     -----------------         --------------          ----------
 OFFERED
 CERTIFICATES
 Class 1-A-1            6.00%             calendar month (1)        30/360 (2)
 Class 1-A-2            6.00%             calendar month (1)        30/360 (2)
 Class 1-A-3            6.00%             calendar month (1)        30/360 (2)
 Class 1-A-4            6.00%             calendar month (1)        30/360 (2)
 Class 1-A-5            6.00%             calendar month (1)        30/360 (2)
 Class 1-A-6            6.00%             calendar month (1)        30/360 (2)
 Class 1-A-7            6.00%             calendar month (1)        30/360 (2)
 Class 1-A-8            6.00%             calendar month (1)        30/360 (2)
 Class PO                (3)                     N/A                   N/A
 Class X                 (4)              calendar month (1)        30/360 (2)
 Class A-R              6.00%             calendar month (1)        30/360 (2)
 Class M                6.00%             calendar month (1)        30/360 (2)
 Class B-1              6.00%             calendar month (1)        30/360 (2)
 Class B-2              6.00%             calendar month (1)        30/360 (2)

 NON-OFFERED
 CERTIFICATES
 Class B-3              6.00%             calendar month (1)        30/360 (2)
 Class B-4              6.00%             calendar month (1)        30/360 (2)
 Class B-5              6.00%             calendar month (1)        30/360 (2)
 Class P                 N/A                     N/A                   N/A
--------------
(1) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(3) The Class PO Certificates are principal only certificates and will not accrue any interest.

(4) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION           CLASSES OF CERTIFICATES
-------------------------  -----------------------------
   Senior Certificates       Class 1-A-1, Class 1-A-2,
                             Class 1-A-3, Class 1-A-4,
                             Class 1-A-5, Class 1-A-6,
                             Class 1-A-7, Class 1-A-8,
                             Class PO, Class X and Class A-R
                                   Certificates

Subordinated Certificates       Class M and Class B
                                   Certificates

  Class A Certificates       Class 1-A-1, Class 1-A-2,
                             Class 1-A-3, Class 1-A-4,
                             Class 1-A-5, Class 1-A-6,
                            Class 1-A-7 and Class 1-A-8
                                   Certificates

  Class B Certificates         Class B-1, Class B-2,
                             Class B-3, Class B-4 and
                              Class B-5 Certificates

  Offered Certificates           Senior Certificates,
                            Class M, Class B-1 and Class B-2
                                   Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5 and A-R Certificates:

$25,000 and multiples of $1,000.

Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on March 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in April 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table under "Description of the Certificates" above.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

o   any interest remaining unpaid from prior distribution dates; less

o any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

o   prepayments on the mortgage loans; and

o reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all interest-bearing senior and subordinate classes entitled to receive distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates in the order described in this free writing prospectus, interest will be distributed on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

o in the case of principal prepayments, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have a class certificate balance and are not entitled to any distributions of principal but will bear interest during each interest accrual period on its notional amount.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (net of the related expense fees) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o   subsequent recoveries with respect to mortgage loans;

o partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

o   the trustee fee due to the trustee;

o   lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate for that mortgage loan. The master servicer fee rate for each mortgage loan will be either 0.200% or 0.250% per annum. As of the initial cut-off date, the weighted average master servicing fee rate will be 0.203% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and any additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates
In general, on any distribution date, available funds will be distributed in the following order:

o to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

o to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

o to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

o   from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

o to the Class A-R Certificates, until its class certificate balance is reduced to zero;

o concurrently, to the Class 1-A-6 and Class 1-A-7 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

o to the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance (see "Principal Balance Schedules" in this free writing prospectus to determine the aggregate planned balance on each distribution date) for that distribution date, in the following order of priority:

    o to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero; and

    o concurrently, to the Class 1-A-2 and Class 1-A-8 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

o sequentially, to the Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective class certificate balances are reduced to zero;

o to the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates, without regard to their aggregate planned balance for that distribution date, in the following of priority:

    o to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero; and

    o concurrently, to the Class 1-A-2 and Class 1-A-8 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

o concurrently, to the Class 1-A-6 and Class 1-A-7 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

o available funds remaining after distribution of interest on the senior certificates; and

o a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

o the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

o the non-PO percentage of any realized losses will be allocated in the following order of priority:

    o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

    o second, concurrently to the Class A Certificates, pro rata, until their respective class certificate balances are reduced to zero, except that realized losses that would otherwise be allocated to the Class 1-A-2 and Class 1-A-6 Certificates will instead be allocated to the Class 1-A-8 and Class 1-A-7 Certificates, respectively, until their respective class certificate balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "--Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                MORTGAGE RATES(1)


                                       NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                        INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
RANGE OF                               MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
MORTGAGE RATES (%)                       LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------     ---------        -----------       -----------    ---------------      --------
6.001 - 6.500.....................        271           $  155,137,807       92.65%         572,464            6.329
6.501 - 7.000.....................         22               11,073,880        6.61          503,358            6.693
7.001 - 7.500.....................          4                1,227,862        0.73          306,966            7.332
                                          ---           --------------      ------
   TOTAL..........................        297           $  167,439,550      100.00%
                                          ===           ==============      ======
                                        WEIGHTED
                                         AVERAGE      WEIGHTED       WEIGHTED
                                        REMAINING     AVERAGE        AVERAGE
                                          TERM          FICO         ORIGINAL
RANGE OF                               TO MATURITY     CREDIT      LOAN-TO-VALUE
MORTGAGE RATES (%)                      (MONTHS)        SCORE       RATIO (%)
----------------------------------     -----------    --------     -------------
6.001 - 6.500.....................         357           742           70.4
6.501 - 7.000.....................         357           745           74.9
7.001 - 7.500.....................         358           716           83.7

   TOTAL..........................

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans (net of such premiums) was approximately 6.358% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans was approximately 6.360% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)




                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
RANGE OF                               INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
CURRENT MORTGAGE                      MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
LOAN PRINCIPAL BALANCES ($)             LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------    ---------        -----------       -----------    ---------------      --------
100,000.01 - 150,000.00 ..........       3           $    349,749            0.21%         116,583           6.518
150,000.01 - 200,000.00 ..........       5                962,846            0.58          192,569           6.298
200,000.01 - 250,000.00 ..........       5              1,160,976            0.69          232,195           6.649
250,000.01 - 300,000.00 ..........       6              1,630,494            0.97          271,749           6.584
300,000.01 - 350,000.00 ..........       3                944,804            0.56          314,935           6.499
350,000.01 - 400,000.00 ..........       5              1,959,500            1.17          391,900           6.597
400,000.01 - 450,000.00 ..........      48             20,956,958           12.52          436,603           6.378
450,000.01 - 500,000.00 ..........      55             26,270,057           15.69          477,637           6.353
500,000.01 - 550,000.00 ..........      43             22,509,991           13.44          523,488           6.369
550,000.01 - 600,000.00 ..........      38             22,004,568           13.14          579,068           6.326
600,000.01 - 650,000.00 ..........      27             17,094,615           10.21          633,134           6.320
650,000.01 - 700,000.00 ..........      10              6,876,464            4.11          687,646           6.375
700,000.01 - 750,000.00 ..........       7              5,108,161            3.05          729,737           6.303
750,000.01 - 1,000,000.00 ........      36             31,387,506           18.75          871,875           6.363
1,000,000.01 - 1,500,000.00 ......       5              6,304,597            3.77        1,260,919           6.294
1,500,000.01 - 2,000,000.00 ......       1              1,918,264            1.15        1,918,264           6.500
                                       ---           ------------          ------
   Total .........................     297           $167,439,550          100.00%
                                       ===           ============          ======

                                      WEIGHTED
                                       AVERAGE      WEIGHTED       WEIGHTED
                                      REMAINING     AVERAGE        AVERAGE
RANGE OF                                TERM          FICO         ORIGINAL
CURRENT MORTGAGE                     TO MATURITY     CREDIT      LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)           (MONTHS)        SCORE       RATIO (%)
----------------------------------   -----------    --------     -------------
100,000.01 - 150,000.00...........      358           696           80.8
150,000.01 - 200,000.00...........      357           689           59.8
200,000.01 - 250,000.00...........      358           732           75.3
250,000.01 - 300,000.00...........      357           718           71.5
300,000.01 - 350,000.00...........      303           712           83.4
350,000.01 - 400,000.00...........      359           726           71.2
400,000.01 - 450,000.00...........      357           743           68.5
450,000.01 - 500,000.00...........      358           740           71.8
500,000.01 - 550,000.00...........      358           743           72.4
550,000.01 - 600,000.00...........      357           745           73.1
600,000.01 - 650,000.00...........      358           736           71.2
650,000.01 - 700,000.00...........      358           739           69.2
700,000.01 - 750,000.00...........      358           713           70.9
750,000.01 - 1,000,000.00.........      355           746           69.8
1,000,000.01 - 1,500,000.00.......      358           772           67.6
1,500,000.01 - 2,000,000.00.......      359           779           60.0
   Total..........................

   ----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans was approximately $563,770.

                              FICO CREDIT SCORES(1)



                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                       INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
RANGE OF                              MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
FICO CREDIT SCORES                      LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------    ---------        -----------       -----------    ---------------      --------
661 - 680 ........................      16          $  7,047,212           4.21%            440,451            6.397
681 - 700 ........................      38            20,062,805          11.98             527,969            6.334
701 - 720 ........................      51            27,114,359          16.19             531,654            6.360
721 - 740 ........................      49            28,060,184          16.76             572,657            6.348
741 - 760 ........................      43            25,531,161          15.25             593,748            6.379
761 - 780 ........................      55            31,997,632          19.11             581,775            6.395
781 - 800 ........................      34            20,464,228          12.22             601,889            6.326
801 - 820 ........................      11             7,161,969           4.28             651,088            6.320
                                       ---          ------------         ------
    Total ........................     297          $167,439,550         100.00%
                                       ===          ============         ======

                                      WEIGHTED
                                       AVERAGE      WEIGHTED       WEIGHTED
                                      REMAINING     AVERAGE        AVERAGE
                                        TERM          FICO         ORIGINAL
RANGE OF                             TO MATURITY     CREDIT      LOAN-TO-VALUE
FICO CREDIT SCORES                    (MONTHS)        SCORE       RATIO (%)
----------------------------------   -----------    --------     -------------
661 - 680..........................     358            673           74.5
681 - 700..........................     358            691           72.9
701 - 720..........................     357            712           71.5
721 - 740..........................     358            729           71.4
741 - 760..........................     356            752           70.4
761 - 780..........................     356            772           70.8
781 - 800..........................     357            790           68.6
801 - 820..........................     358            804           64.5
    Total..........................

---------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 742.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)



                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                       INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
RANGE OF ORIGINAL                     MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
LOAN-TO-VALUE RATIOS (%)                LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------    ---------        -----------       -----------    ---------------      --------
0.01 - 50.00 .....................      16             $  8,676,183         5.18%         542,261             6.357
50.01 - 55.00 ....................       9                4,178,614         2.50          464,290             6.303
55.01 - 60.00 ....................      24               14,177,765         8.47          590,740             6.355
60.01 - 65.00 ....................      25               14,468,180         8.64          578,727             6.331
65.01 - 70.00 ....................      53               32,842,121        19.61          619,663             6.340
70.01 - 75.00 ....................      39               24,314,536        14.52          623,450             6.361
75.01 - 80.00 ....................     120               64,150,789        38.31          534,590             6.371
80.01 - 85.00 ....................       2                  955,509         0.57          477,755             6.400
85.01 - 90.00 ....................       8                3,215,520         1.92          401,940             6.584
90.01 - 95.00 ....................       1                  460,332         0.27          460,332             6.250
                                       ---             ------------       ------
   Total .........................     297             $167,439,550       100.00%
                                       ===             ============       ======
                                     WEIGHTED
                                      AVERAGE      WEIGHTED       WEIGHTED
                                     REMAINING     AVERAGE        AVERAGE
                                       TERM          FICO         ORIGINAL
RANGE OF ORIGINAL                   TO MATURITY     CREDIT      LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)             (MONTHS)        SCORE       RATIO (%)
----------------------------------  -----------    --------     -------------
0.01 - 50.00.......................    354            759           44.7
50.01 - 55.00......................    358            738           53.5
55.01 - 60.00......................    358            751           58.4
60.01 - 65.00......................    358            742           62.0
65.01 - 70.00......................    357            743           68.2
70.01 - 75.00......................    358            749           73.0
75.01 - 80.00......................    358            736           79.4
80.01 - 85.00......................    358            749           85.0
85.01 - 90.00......................    342            711           88.9
90.01 - 95.00......................    356            686           95.0
   Total...........................

---------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 70.81%.
(2) Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)



                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                       INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
                                      MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
STATE                                   LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------    ---------        -----------       -----------    ---------------      --------
Alabama ..........................       2            $  1,540,262          0.92%           770,131            6.395
Arizona ..........................      19              11,597,943          6.93            610,418            6.344
California .......................     151              86,623,140         51.73            573,663            6.359
Colorado .........................      10               5,199,202          3.11            519,920            6.386
Connecticut ......................       2               1,247,566          0.75            623,783            6.250
Delaware .........................       1                 566,375          0.34            566,375            6.250
Florida ..........................      24              11,182,091          6.68            465,920            6.433
Georgia ..........................       5               2,827,690          1.69            565,538            6.375
Hawaii ...........................       2               1,607,317          0.96            803,658            6.250
Illinois .........................       6               3,871,631          2.31            645,272            6.308
Kentucky .........................       3               1,818,891          1.09            606,297            6.346
Maryland .........................       2                 941,718          0.56            470,859            6.277
Michigan .........................       2               1,073,184          0.64            536,592            6.787
Minnesota ........................       3               1,607,898          0.96            535,966            6.250
Missouri .........................       1               1,918,264          1.15          1,918,264            6.500
Montana ..........................       2               1,269,293          0.76            634,647            6.331
North Carolina ...................       1                 951,097          0.57            951,097            6.250
New Jersey .......................       2                 894,345          0.53            447,172            6.250
New Mexico .......................       4               2,597,425          1.55            649,356            6.274
Nevada ...........................       7               3,291,770          1.97            470,253            6.451
New York .........................       1                 598,858          0.36            598,858            6.250
Ohio .............................       2                 901,564          0.54            450,782            6.436
Oregon ...........................       1                 519,507          0.31            519,507            6.250
Pennsylvania .....................       3               1,176,682          0.70            392,227            6.361
South Carolina ...................       2                 738,015          0.44            369,008            6.535
Tennessee ........................       4               2,534,946          1.51            633,737            6.376
Texas ............................       6               3,482,351          2.08            580,392            6.336
Utah .............................       3               1,192,787          0.71            397,596            6.372
Virginia .........................      13               7,170,420          4.28            551,571            6.319

                                          WEIGHTED
                                           AVERAGE      WEIGHTED       WEIGHTED
                                          REMAINING     AVERAGE        AVERAGE
                                            TERM          FICO         ORIGINAL
                                         TO MATURITY     CREDIT      LOAN-TO-VALUE
STATE                                     (MONTHS)        SCORE       RATIO (%)
----------------------------------       -----------    --------     -------------
Alabama...........................            341            756           74.0
Arizona...........................            358            761           72.1
California........................            358            743           67.4
Colorado..........................            358            747           77.7
Connecticut.......................            359            745           80.0
Delaware..........................            357            733           80.0
Florida...........................            358            732           73.5
Georgia...........................            359            715           80.0
Hawaii............................            358            740           59.2
Illinois..........................            345            737           73.1
Kentucky..........................            359            746           75.5
Maryland..........................            357            705           78.3
Michigan..........................            357            763           75.0
Minnesota.........................            359            756           79.7
Missouri..........................            359            779           60.0
Montana...........................            359            741           80.0
North Carolina....................            359            733           80.0
New Jersey........................            354            771           54.3
New Mexico........................            358            699           77.8
Nevada............................            342            735           77.9
New York..........................            358            782           79.5
Ohio..............................            358            694           76.3
Oregon............................            359            728           80.0
Pennsylvania......................            359            753           79.3
South Carolina....................            357            736           80.0
Tennessee.........................            358            743           75.6
Texas.............................            356            739           79.3
Utah..............................            358            697           71.6
Virginia..........................            358            737           72.6


Vermont ..........................       1                 578,340          0.35            578,340            6.250
Washington .......................      11               5,448,329          3.25            495,303            6.349
West Virginia ....................       1                 470,649          0.28            470,649            6.250
                                       ---            ------------        ------
   Total .........................     297            $167,439,550        100.00%
                                       ===            ============        ======


Vermont...........................            357            712           73.4
Washington........................            358            747           75.0
West Virginia.....................            357            728           80.0
   Total..........................

 ---------
(1) As of the initial cut-off date, no more than approximately 1.440% of the Initial Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                        PURPOSE OF INITIAL MORTGAGE LOANS

                                        NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                         INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
                                        MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
LOAN PURPOSE                              LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------      ---------        -----------       -----------    ---------------      --------
Purchase .........................       125              $ 72,722,161        43.43%        581,777            6.359
Refinance (cash-out) .............       125                65,678,953        39.23         525,432            6.352
Refinance (rate/term) ............        47                29,038,435        17.34         617,839            6.380
                                         ---              ------------       ------
  Total ..........................       297              $167,439,550       100.00%
                                         ===              ============       ======

                                            WEIGHTED
                                             AVERAGE      WEIGHTED       WEIGHTED
                                            REMAINING     AVERAGE        AVERAGE
                                              TERM          FICO         ORIGINAL
                                           TO MATURITY     CREDIT      LOAN-TO-VALUE
LOAN PURPOSE                                (MONTHS)        SCORE       RATIO (%)
----------------------------------         -----------    --------     -------------
 Purchase..........................          357            750           74.0
 Refinance (cash-out)..............          358            732           69.0
 Refinance (rate/term).............          356            743           66.8
   Total...........................

                          TYPES OF MORTGAGED PROPERTIES



                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                       INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
                                      MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
PROPERTY TYPE                           LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------    ---------        -----------       -----------    ---------------      --------

Single Family Residence ..........    194              $112,136,708       66.97%         578,024             6.357
Planned Unit Development .........     76                41,566,389       24.82          546,926             6.384
Condominium ......................     23                11,437,275        6.83          497,273             6.322
2-4 Family Residence .............      4                 2,299,177        1.37          574,794             6.265
                                      ---              ------------      ------
  Total ..........................    297              $167,439,550      100.00%
                                      ===              ============      ======

                                         WEIGHTED
                                          AVERAGE      WEIGHTED       WEIGHTED
                                         REMAINING     AVERAGE        AVERAGE
                                           TERM          FICO         ORIGINAL
                                        TO MATURITY     CREDIT      LOAN-TO-VALUE
PROPERTY TYPE                            (MONTHS)        SCORE       RATIO (%)
----------------------------------      -----------    --------     -------------

 Single Family Residence...........        357            741           69.9
 Planned Unit Development..........        357            742           73.7
 Condominium.......................        358            749           69.6
 2-4 Family Residence..............        358            732           69.5
   Total...........................

                               OCCUPANCY TYPES(1)



                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                       INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
                                      MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
OCCUPANCY TYPE                          LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------    ---------        -----------       -----------    ---------------      --------
Primary Residence ................     272           $153,335,242           91.58%        563,733             6.365
Secondary Residence ..............      25             14,104,308            8.42         564,172             6.309
                                       ---           ------------          ------
  Total ..........................     297           $167,439,550          100.00%
                                       ===           ============          ======

                                           WEIGHTED
                                            AVERAGE      WEIGHTED       WEIGHTED
                                           REMAINING     AVERAGE        AVERAGE
                                             TERM          FICO         ORIGINAL
                                          TO MATURITY     CREDIT      LOAN-TO-VALUE
OCCUPANCY TYPE                             (MONTHS)        SCORE       RATIO (%)
----------------------------------        -----------    --------     -------------
 Primary Residence................          357            741           70.8
 Secondary Residence..............          354            747           70.7
   Total..........................

-----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                                          WEIGHTED
                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED     AVERAGE
                                       INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE        FICO
REMAINING TERM                        MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE      CREDIT
TO MATURITY (MONTHS)                    LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)       SCORE
----------------------------------    ---------        -----------       -----------    ---------------      --------     --------
 360 .............................       9              $  5,645,500        3.37%        627,278             6.387          742
 359 .............................      98                57,906,153       34.58         590,879             6.394          745
 358 .............................     122                66,565,260       39.75         545,617             6.343          741
 357 .............................      39                21,278,087       12.71         545,592             6.318          739
 356 .............................      14                 6,898,346        4.12         492,739             6.371          732
 355 .............................       3                 1,198,827        0.72         399,609             6.441          745
 354 .............................       5                 3,390,077        2.02         678,015             6.250          732
 350 .............................       1                   871,452        0.52         871,452             6.250          711
 349 .............................       1                   506,749        0.30         506,749             6.500          727
 329 .............................       1                   891,599        0.53         891,599             6.500          775
 325 .............................       1                   578,018        0.35         578,018             6.250          716
 317 .............................       1                   449,937        0.27         449,937             6.625          790
 306 .............................       1                   941,941        0.56         941,941             6.375          780
 195 .............................       1                   317,604        0.19         317,604             6.250          744
                                       ---              ------------      ------
   Total .........................     297              $167,439,550      100.00%
                                       ===              ============      ======

                                         WEIGHTED
                                         AVERAGE
                                         ORIGINAL
REMAINING TERM                         LOAN-TO-VALUE
TO MATURITY (MONTHS)                    RATIO (%)
----------------------------------     -------------
 360 .............................       76.4
 359 .............................       69.6
 358 .............................       71.0
 357 .............................       72.1
 356 .............................       74.7
 355 .............................       77.9
 354 .............................       61.9
 350 .............................       80.0
 349 .............................       76.4
 329 .............................       76.7
 325 .............................       48.4
 317 .............................       47.0
 306 .............................       67.6
 195 .............................       90.0
   Total .........................

-----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 357 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION



                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                       INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
INTEREST-ONLY PERIOD                  MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
(MONTHS)                                LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------    ---------        -----------       -----------    ---------------      --------
0 ................................     261             $155,469,316        92.85%          595,668           6.348
120 ..............................      36               11,970,234         7.15           332,506           6.514
                                       ---             ------------       ------
  Total ..........................     297             $167,439,550       100.00%
                                       ===             ============       ======

                                        WEIGHTED
                                         AVERAGE      WEIGHTED       WEIGHTED
                                        REMAINING     AVERAGE        AVERAGE
                                          TERM          FICO         ORIGINAL
INTEREST-ONLY PERIOD                   TO MATURITY     CREDIT      LOAN-TO-VALUE
(MONTHS)                                (MONTHS)        SCORE       RATIO (%)
----------------------------------     -----------    --------     -------------
0 ................................        357            743          70.7
120 ..............................        358            722          71.8

  Total ..........................



                    PREPAYMENT CHARGE PERIODS AT ORIGINATION



                                      NUMBER OF         AGGREGATE        PERCENT OF        AVERAGE           WEIGHTED
                                       INITIAL          PRINCIPAL         INITIAL         PRINCIPAL          AVERAGE
PREPAYMENT CHARGE                     MORTGAGE           BALANCE          MORTGAGE         BALANCE           MORTGAGE
PERIOD (MONTHS)                         LOANS          OUTSTANDING          LOANS       OUTSTANDING ($)      RATE (%)
----------------------------------    ---------        -----------       -----------    ---------------      --------
0 ................................      287            $164,393,440        98.18%          572,799           6.357
36 ...............................       10               3,046,110         1.82           304,611           6.545
                                        ---            ------------       ------
   TOTAL .........................      297            $167,439,550       100.00%
                                        ===            ============       ======

                                        WEIGHTED
                                         AVERAGE      WEIGHTED       WEIGHTED
                                        REMAINING     AVERAGE        AVERAGE
                                          TERM          FICO         ORIGINAL
PREPAYMENT CHARGE                      TO MATURITY     CREDIT      LOAN-TO-VALUE
PERIOD (MONTHS)                         (MONTHS)        SCORE       RATIO (%)
----------------------------------     -----------    --------     -------------
0 ................................        357           742            70.7
36 ...............................        358           729            75.4

   TOTAL .........................


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

         The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2006-J2, will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

              DESIGNATION                                    CLASSES OF CERTIFICATES
    ---------------------------      ----------------------------------------------------------------------

     Senior Certificates             Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5,
                                       Class 1-A-6, Class 1-A-7, Class 1-A-8, Class X, Class PO and
                                                            Class A-R Certificates

     Subordinated Certificates                          Class M and Class B Certificates

     Class A Certificates            Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5,
                                           Class 1-A-6, Class 1-A-7 and Class 1-A-8 Certificates

     Class B Certificates             Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

     Offered Certificates              Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

             CLASS                                                    TYPE
    ---------------------------      ----------------------------------------------------------------------

     Class 1-A-1 Certificates                      Senior/Fixed Pass-Through Rate/Planned Balance

     Class 1-A-2 Certificates                Senior/Fixed Pass-Through Rate/Planned Balance/Super Senior

     Class 1-A-3 Certificates                         Senior/Fixed Pass-Through Rate/Companion

     Class 1-A-4 Certificates                         Senior/Fixed Pass-Through Rate/Companion

     Class 1-A-5 Certificates                         Senior/Fixed Pass-Through Rate/Companion

     Class 1-A-6 Certificates                      Senior/Fixed Pass-Through Rate/NAS/Super Senior

     Class 1-A-7 Certificates                        Senior/Fixed Pass-Through Rate/NAS/Support

     Class 1-A-8 Certificates                  Senior/Fixed Pass-Through Rate/Planned Balance/Support

     Class X Certificates                  Senior/Notional Amount/Variable Pass-Through Rate/Interest-Only

     Class PO Certificates                                      Senior/Principal Only

     Class A-R Certificates                            Senior/Fixed Pass-Through Rate/Residual

     Subordinated Certificates                           Subordinate/Fixed Pass-Through Rate

     Class P                                                     Prepayment Charges

         The Class B-3, Class B-4, Class B-5 and Class P Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the table under "Description of the Certificates" beginning on page 6 of this free writing prospectus.

         The senior certificates will have an initial aggregate class certificate balance of approximately $168,874,645, and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                           INITIAL BENEFICIAL
            CLASS OF SUBORDINATED CERTIFICATES             OWNERSHIP INTEREST
         --------------------------------------            ------------------

         Class M................................                  2.05%
         Class B-1..............................                  0.65%
         Class B-2..............................                  0.30%
         Class B-3..............................                  0.20%
         Class B-4..............................                  0.15%
         Class B-5..............................                  0.15%

CALCULATION OF CLASS CERTIFICATE BALANCE

         The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

         o all amounts previously distributed to holders of certificates of the class as payments of principal,

         o  the amount of Realized Losses allocated to the class, and

         o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses,"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

         The Class X Certificates are notional amount certificates. The notional amount of the Class X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

         The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which, in the aggregate, will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates (other than the Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

         Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

         o all payments on account of principal on the mortgage loans, including principal prepayments;

         o all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

         o  all payments on account of prepayment charges on the mortgage loans;

         o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

         o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

         o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

         o  all substitution adjustment amounts; and

         o  all Advances made by the master servicer.

         Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

         The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

         o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

         o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

         o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

         o to reimburse the master servicer for insured expenses from the related insurance proceeds;

         o to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property,
            (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

         o to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

         o to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

         o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

         o  to withdraw an amount equal to the sum of (a) the Available Funds,
            (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

         o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

         Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, the prepayment charges collected and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-Funding Account, other than the investment earnings, for distribution to the certificateholders The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

         o the aggregate amount remitted by the master servicer to the trustee; and

         o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

         The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

         o  to pay the trustee fee to the trustee;

         o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

         o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

         o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

         There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

         The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction of the master servicer. In the case of:

         o the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein;

         o the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

         o the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Conveyance Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

         The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the depositor into the Pre-funding Account or the Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE/RECIPIENT (1)               AMOUNT               GENERAL PURPOSE            SOURCE (2)                       FREQUENCY
----------------------     --------------------------     ---------------     ----------------------------        ---------------
FEES

Master Servicing           The master servicer will       Compensation        Amounts on deposit in the                 Monthly
Fee/ Master Servicer       be paid a monthly fee                              Certificate Account
                           (referred to as the                                representing payments of
                           master servicing fee)                              interest and application of
                           with respect to each                               liquidation proceeds with
                           mortgage loan. The master                          respect to that mortgage loan
                           servicing fee for the
                           mortgage loans will equal
                           one-twelfth of the Stated
                           Principal Balance of the
                           mortgage loan multiplied
                           by the Master Servicer
                           Fee Rate (3). As of the
                           initial cut-off date, the
                           weighted average master
                           servicing fee rate for
                           the loans will be 0.203%
                           per annum.

                           o    All late payment fees,    Compensation        Payments made by obligors with       Time to time
                             assumption fees and other                        respect to the mortgage loans
                             similar charges
                             (excluding prepayment
                             charges)

                           o    All investment income     Compensation        Investment income related to              Monthly
                             earned on amounts on                             the Certificate Account and
                             deposit in the                                   the Distribution Account
                             Certificate Account and
                             Distribution Account.

                           o    Excess Proceeds (4)       Compensation        Liquidation proceeds and            Time to time
                                                                              Subsequent Recoveries

Trustee Fee (the           One-twelfth of the             Compensation        Amounts on deposit in the                 Monthly
"Trustee                   Trustee Fee Rate                                   Certificate Account or the
Fee")/Trustee              multiplied by the                                  Distribution Account
                           aggregate Stated
                           Principal Balance of the
                           outstanding mortgage
                           loans. (5)

EXPENSES

Insured                    Expenses incurred by the       Reimbursement of    To the extent the expenses are      Time to time
expenses/Master            Master Servicer                Expenses            covered by an insurance policy
Servicer                                                                      with respect to the mortgage
                                                                              loan

Servicing                  To the extent of funds         Reimbursement of    With respect to each Mortgage       Time to time
Advances/Master            available, the amount of       Expenses            Loan, late recoveries of the
Servicer                   any Servicing Advances.                            payments of the costs and
                                                                              expenses, liquidation
                                                                              proceeds, Subsequent
                                                                              Recoveries, purchase proceeds
                                                                              or repurchase proceeds for
                                                                              that Mortgage Loan (6)

Indemnification            Amounts for which the          Indemnification     Amounts on deposit on the                 Monthly

    TYPE/RECIPIENT (1)               AMOUNT               GENERAL PURPOSE            SOURCE (2)                       FREQUENCY
----------------------     --------------------------     ---------------     ----------------------------        ---------------
FEES

expenses/ the              sellers, the master                                Certificate Account
sellers, the master        servicer and depositor
servicer and the           are entitled to
depositor                  indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicer Fee Rate for each mortgage loan will be either 0.200% or 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)      The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in the prospectus under "--The Pooling and Servicing Agreement -- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

         As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

         o to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

         o to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

         o to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

         o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

         o    from any remaining available amounts, to the Class A-R
              Certificates.

         "Available Funds" for any Distribution Date will be equal to the sum of:

         o all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

         o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
              (b) any Subsequent Recoveries;

         o all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;

         o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date; and

         o for each Distribution Date during, and the Distribution Date immediately after the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Conveyance Period, any amounts remaining in the Pre-funding Account after the end of the Conveyance Period (net of any investment income thereon).

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

         Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

         The pass-through rate of the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.15316% per annum.

         Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This interest entitlement for any interest-bearing class will be equal to the sum of:

         o interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

         o the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

         The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

         The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

         o any net prepayment interest shortfalls for the Distribution Date, and

         o the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

         With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

         A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Pooling and Servicing Agreement -- Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

         A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

         Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

         If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

         General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

         The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

         Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

         The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

         (i)  the sum of the applicable Non-PO Percentage of,

              (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

              (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

              (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

              (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

              (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

              (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period,

         (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

         (iii) on the first Distribution Date after the Conveyance Period, any amounts remaining in the Pre-funding Account and not allocated to the Class PO Certificates.

         Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order of priority:

         1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

         2. concurrently, to the Class 1-A-6 and Class 1-A-7 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

         3. to the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, in the following order of priority:

                        a. to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

                        b. concurrently, to the Class 1-A-2 and Class 1-A-8 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

         4. sequentially, to the Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

         5. to the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates without regard to their Aggregate Planned Balance for that Distribution Date, in the following order of priority;

                        a. to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

                        b. concurrently, to the Class 1-A-2 and Class 1-A-8 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

         6. concurrently, to the Class 1-A-6 and Class 1-A-7 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

         If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

         The capitalized terms used herein shall have the following meanings:

         "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage.

         "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-6 and Class 1-A-7 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to that Distribution Date.

         "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

         "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause
(i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

         "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

         "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

         "Prepayment Period" means for any Distribution Date and related Due Date (a) with respect to the mortgage loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2006) through the fifteenth day of the following calendar month and (b) with respect to the remaining mortgage loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

         The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

         o the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

         o for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

              o the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

              o the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

         o    the sum of

              o the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause
                   (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

              o the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

              o the amount, if any, on deposit in the Pre-funding Account at the end of the Conveyance Period not allocable to the Class PO Certificates.

         "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

         o any previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor; and

         o liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

         The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

         The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date. The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

         The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

         The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

         The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

         o for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

         o for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

         o the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

         o    cumulative Realized Losses on the mortgage loans do not exceed:

              o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

              o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

              o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

              o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

              o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

         Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

         For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

         On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                     Original
                                 Beneficial     Initial Credit      Applicable
                                Interest in       Enhancement     Credit Support
                               Issuing Entity        Level          Percentage
                               --------------   ---------------   --------------
      Senior Certificates...       96.50%            3.50%             N/A
      Class M...............        2.05%             1.45%            3.50%
      Class B-1.............        0.65%             0.80%            1.45%
      Class B-2.............        0.30%             0.50%            0.80%
      Class B-3.............        0.20%             0.30%            0.50%
      Class B-4.............        0.15%             0.15%            0.30%
      Class B-5.............        0.15%             0.00%            0.15%

         For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

         The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

         o    the sum of

              o the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through
                   (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

              o for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

              o the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

              o the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

         o reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

         Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

         o Available Funds remaining after distribution of interest on the senior certificates, and

         o a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

         If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

         The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

         o    the sum of the applicable PO Percentage of

              o all monthly payments of principal due on each mortgage loan on the related Due Date,

              o the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

              o the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

              o any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

              o for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

              o all partial and full principal prepayments by borrowers received during the related prepayment period, and

         o with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

         On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until their Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

         On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

         o first, to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

         o second, to the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class 1-A-2 and Class 1-A-6 Certificates will instead be allocated to the Class 1-A-8 and Class 1-A-7 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

         For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

         The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

         Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in this free writing prospectus and in the prospectus.

         A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

         "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                          PRINCIPAL BALANCE SCHEDULES

         The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range set forth below:

                   PRINCIPAL BALANCE                                                   PREPAYMENT
                    SCHEDULES TYPE          RELATED CLASSES OF CERTIFICATES         ASSUMPTION RANGE
               -------------------------    -------------------------------       ---------------------
               Aggregate Planned Balance      Class 1-A-1, Class 1-A-2 and         125% to 300% of the
                                                Class 1-A-8 Certificates          Prepayment Assumption

         There is no assurance that the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates will conform on any Distribution Date to the Aggregate Planned Balance specified for such Distribution Date in the Principal Balance Schedule herein, or that distribution of principal on the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates will end on the Distribution Date specified therein. Because any excess of the amounts available for the distribution of principal of the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates for any Distribution Date over the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for any Distribution Date will be distributed, the ability to reduce the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the constant range specified above, the amounts available for distribution of principal of the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates on any Distribution Date may be insufficient to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance. Moreover, because of the diverse remaining terms to maturity of the mortgage loans, the Class 1-A-1, Class 1-A-2 and Class 1-A-8 Certificates may not be reduced to their Aggregate Planned Balance, even if prepayments occur within the constant range specified above.

                      AGGREGATE PLANNED                                     AGGREGATE PLANNED
                        BALANCE OF THE                                        BALANCE OF THE
                            CLASS                                                 CLASS
                         1-A-1, CLASS                                          1-A-1, CLASS
                       1-A-2 AND CLASS                                       1-A-2 AND CLASS
                            1-A-8                                                 1-A-8
DISTRIBUTION DATE      CERTIFICATES ($)               DISTRIBUTION DATE      CERTIFICATES ($)
--------------------  ------------------              --------------------  ------------------
Initial.............      102,186,000.00              November 25, 2006...       98,585,811.49
March 25, 2006......      101,933,561.55              December 25, 2006...       98,004,026.49
April 25, 2006......      101,643,853.90              January 25, 2007....       97,386,746.06
May 25, 2006........      101,317,068.07              February 25, 2007...       96,734,273.25
June 25, 2006.......      100,953,318.95              March 25, 2007......       96,046,933.93
July 25, 2006.......      100,552,745.27              April 25, 2007......       95,325,076.48
August 25, 2006.....      100,115,509.59              May 25, 2007........       94,569,071.60
September 25, 2006..       99,641,798.19              June 25, 2007.......       93,779,311.93
October 25, 2006....       99,131,821.00              July 25, 2007.......       92,956,211.79

                      AGGREGATE PLANNED                                     AGGREGATE PLANNED
                        BALANCE OF THE                                        BALANCE OF THE
                            CLASS                                                 CLASS
                         1-A-1, CLASS                                          1-A-1, CLASS
                       1-A-2 AND CLASS                                       1-A-2 AND CLASS
                            1-A-8                                                 1-A-8
DISTRIBUTION DATE      CERTIFICATES ($)               DISTRIBUTION DATE      CERTIFICATES ($)
--------------------  ------------------              --------------------  ------------------

August 25, 2007.....       92,100,206.81              December 25, 2012...       30,829,430.34
September 25, 2007..       91,211,753.58              January 25, 2013....       30,096,317.08
October 25, 2007....       90,291,329.21              February 25, 2013...       29,368,473.91
November 25, 2007...       89,339,431.01              March 25, 2013......       28,704,600.45
December 25, 2007...       88,356,575.94              April 25, 2013......       28,053,753.39
January 25, 2008....       87,343,300.26              May 25, 2013........       27,415,695.97
February 25, 2008...       86,300,158.97              June 25, 2013.......       26,790,195.54
March 25, 2008......       85,227,725.36              July 25, 2013.......       26,177,023.51
April 25, 2008......       84,126,590.46              August 25, 2013.....       25,575,955.27
May 25, 2008........       82,997,362.52              September 25, 2013..       24,986,770.16
June 25, 2008.......       81,840,666.45              October 25, 2013....       24,409,251.34
July 25, 2008.......       80,690,191.50              November 25, 2013...       23,843,185.78
August 25, 2008.....       79,545,914.94              December 25, 2013...       23,288,364.17
September 25, 2008..       78,409,314.11              January 25, 2014....       22,744,580.86
October 25, 2008....       77,280,339.44              February 25, 2014...       22,211,633.79
November 25, 2008...       76,158,941.70              March 25, 2014......       21,750,772.36
December 25, 2008...       75,045,071.98              April 25, 2014......       21,298,821.13
January 25, 2009....       73,938,681.68              May 25, 2014........       20,855,616.04
February 25, 2009...       72,839,722.52              June 25, 2014.......       20,420,995.97
March 25, 2009......       71,748,146.54              July 25, 2014.......       19,994,802.66
April 25, 2009......       70,663,906.09              August 25, 2014.....       19,576,880.65
May 25, 2009........       69,586,953.83              September 25, 2014..       19,167,077.28
June 25, 2009.......       68,517,242.73              October 25, 2014....       18,765,242.61
July 25, 2009.......       67,454,726.07              November 25, 2014...       18,371,229.38
August 25, 2009.....       66,399,357.43              December 25, 2014...       17,984,892.95
September 25, 2009..       65,351,090.69              January 25, 2015....       17,606,091.26
October 25, 2009....       64,309,880.04              February 25, 2015...       17,234,684.80
November 25, 2009...       63,275,679.96              March 25, 2015......       16,922,402.41
December 25, 2009...       62,248,445.24              April 25, 2015......       16,615,573.73
January 25, 2010....       61,228,130.95              May 25, 2015........       16,314,105.57
February 25, 2010...       60,214,692.47              June 25, 2015.......       16,017,906.35
March 25, 2010......       59,208,085.45              July 25, 2015.......       15,726,886.02
April 25, 2010......       58,208,265.85              August 25, 2015.....       15,440,956.04
May 25, 2010........       57,215,189.92              September 25, 2015..       15,160,029.37
June 25, 2010.......       56,228,814.16              October 25, 2015....       14,884,020.43
July 25, 2010.......       55,249,095.40              November 25, 2015...       14,612,845.09
August 25, 2010.....       54,275,990.72              December 25, 2015...       14,346,420.64
September 25, 2010..       53,309,457.51              January 25, 2016....       14,082,381.13
October 25, 2010....       52,349,453.40              February 25, 2016...       13,822,993.99
November 25, 2010...       51,395,936.33              March 25, 2016......       13,567,519.05
December 25, 2010...       50,448,864.50              April 25, 2016......       13,316,556.11
January 25, 2011....       49,508,196.38              May 25, 2016........       13,070,027.56
February 25, 2011...       48,573,890.73              June 25, 2016.......       12,827,857.11
March 25, 2011......       47,697,656.58              July 25, 2016.......       12,589,969.76
April 25, 2011......       46,827,602.14              August 25, 2016.....       12,356,291.79
May 25, 2011........       45,963,687.11              September 25, 2016..       12,126,750.70
June 25, 2011.......       45,105,871.46              October 25, 2016....       11,901,275.24
July 25, 2011.......       44,254,115.42              November 25, 2016...       11,679,795.37
August 25, 2011.....       43,408,379.49              December 25, 2016...       11,462,242.22
September 25, 2011..       42,568,624.43              January 25, 2017....       11,248,548.11
October 25, 2011....       41,734,811.25              February 25, 2017...       11,038,646.47
November 25, 2011...       40,906,901.21              March 25, 2017......       10,832,471.90
December 25, 2011...       40,084,855.84              April 25, 2017......       10,629,960.08
January 25, 2012....       39,268,636.91              May 25, 2017........       10,431,047.80
February 25, 2012...       38,458,206.46              June 25, 2017.......       10,235,672.89
March 25, 2012......       37,670,435.45              July 25, 2017.......       10,043,774.28
April 25, 2012......       36,888,293.87              August 25, 2017.....        9,855,291.90
May 25, 2012........       36,111,744.72              September 25, 2017..        9,670,166.71
June 25, 2012.......       35,340,751.22              October 25, 2017....        9,488,340.68
July 25, 2012.......       34,575,276.86              November 25, 2017...        9,309,756.75
August 25, 2012.....       33,815,285.34              December 25, 2017...        9,134,358.85
September 25, 2012..       33,060,740.62              January 25, 2018....        8,962,091.83
October 25, 2012....       32,311,606.89              February 25, 2018...        8,792,901.52
November 25, 2012...       31,567,848.57              March 25, 2018......        8,626,734.63

                      AGGREGATE PLANNED                                     AGGREGATE PLANNED
                        BALANCE OF THE                                        BALANCE OF THE
                            CLASS                                                 CLASS
                         1-A-1, CLASS                                          1-A-1, CLASS
                       1-A-2 AND CLASS                                       1-A-2 AND CLASS
                            1-A-8                                                 1-A-8
DISTRIBUTION DATE      CERTIFICATES ($)               DISTRIBUTION DATE      CERTIFICATES ($)
--------------------  ------------------              --------------------  ------------------

April 25, 2018......        8,463,538.79              August 25, 2023.....        2,361,935.58
May 25, 2018........        8,303,262.54              September 25, 2023..        2,312,755.02
June 25, 2018.......        8,145,855.26              October 25, 2023....        2,264,498.01
July 25, 2018.......        7,991,267.21              November 25, 2023...        2,217,148.10
August 25, 2018.....        7,839,449.49              December 25, 2023...        2,170,689.12
September 25, 2018..        7,690,354.05              January 25, 2024....        2,125,105.17
October 25, 2018....        7,543,933.63              February 25, 2024...        2,080,380.64
November 25, 2018...        7,400,141.79              March 25, 2024......        2,036,500.19
December 25, 2018...        7,258,932.87              April 25, 2024......        1,993,448.72
January 25, 2019....        7,120,262.01              May 25, 2024........        1,951,211.43
February 25, 2019...        6,984,085.08              June 25, 2024.......        1,909,773.75
March 25, 2019......        6,850,358.74              July 25, 2024.......        1,869,121.36
April 25, 2019......        6,719,040.35              August 25, 2024.....        1,829,240.22
May 25, 2019........        6,590,088.02              September 25, 2024..        1,790,116.49
June 25, 2019.......        6,463,460.58              October 25, 2024....        1,751,736.61
July 25, 2019.......        6,339,117.53              November 25, 2024...        1,714,087.22
August 25, 2019.....        6,217,019.10              December 25, 2024...        1,677,155.22
September 25, 2019..        6,097,126.17              January 25, 2025....        1,640,927.73
October 25, 2019....        5,979,400.30              February 25, 2025...        1,605,392.07
November 25, 2019...        5,863,803.69              March 25, 2025......        1,570,535.82
December 25, 2019...        5,750,299.22              April 25, 2025......        1,536,346.75
January 25, 2020....        5,638,850.36              May 25, 2025........        1,502,812.85
February 25, 2020...        5,529,421.24              June 25, 2025.......        1,469,922.32
March 25, 2020......        5,421,976.58              July 25, 2025.......        1,437,663.56
April 25, 2020......        5,316,481.71              August 25, 2025.....        1,406,025.17
May 25, 2020........        5,212,902.55              September 25, 2025..        1,374,995.96
June 25, 2020.......        5,111,205.62              October 25, 2025....        1,344,564.93
July 25, 2020.......        5,011,357.98              November 25, 2025...        1,314,721.28
August 25, 2020.....        4,913,327.27              December 25, 2025...        1,285,454.36
September 25, 2020..        4,817,081.70              January 25, 2026....        1,256,753.76
October 25, 2020....        4,722,589.99              February 25, 2026...        1,228,609.22
November 25, 2020...        4,629,821.43              March 25, 2026......        1,201,010.66
December 25, 2020...        4,538,745.80              April 25, 2026......        1,173,948.19
January 25, 2021....        4,449,333.43              May 25, 2026........        1,147,412.08
February 25, 2021...        4,361,555.14              June 25, 2026.......        1,121,392.77
March 25, 2021......        4,275,382.26              July 25, 2026.......        1,095,880.87
April 25, 2021......        4,190,786.59              August 25, 2026.....        1,070,867.16
May 25, 2021........        4,107,740.44              September 25, 2026..        1,046,342.58
June 25, 2021.......        4,026,216.58              October 25, 2026....        1,022,298.22
July 25, 2021.......        3,946,188.25              November 25, 2026...          998,725.34
August 25, 2021.....        3,867,629.15              December 25, 2026...          975,615.33
September 25, 2021..        3,790,513.43              January 25, 2027....          952,959.75
October 25, 2021....        3,714,815.68              February 25, 2027...          930,750.31
November 25, 2021...        3,640,510.93              March 25, 2027......          908,978.85
December 25, 2021...        3,567,574.64              April 25, 2027......          887,637.37
January 25, 2022....        3,495,982.70              May 25, 2027........          866,718.00
February 25, 2022...        3,425,711.38              June 25, 2027.......          846,213.01
March 25, 2022......        3,356,737.41              July 25, 2027.......          826,114.80
April 25, 2022......        3,289,037.87              August 25, 2027.....          806,415.92
May 25, 2022........        3,222,590.27              September 25, 2027..          787,109.04
June 25, 2022.......        3,157,372.48              October 25, 2027....          768,186.95
July 25, 2022.......        3,093,362.78              November 25, 2027...          749,642.58
August 25, 2022.....        3,030,539.79              December 25, 2027...          731,468.99
September 25, 2022..        2,968,882.52              January 25, 2028....          713,659.34
October 25, 2022....        2,908,370.34              February 25, 2028...          696,206.93
November 25, 2022...        2,848,982.98              March 25, 2028......          679,105.18
December 25, 2022...        2,790,700.49              April 25, 2028......          662,347.61
January 25, 2023....        2,733,503.30              May 25, 2028........          645,927.86
February 25, 2023...        2,677,372.16              June 25, 2028.......          629,839.69
March 25, 2023......        2,622,288.15              July 25, 2028.......          614,076.97
April 25, 2023......        2,568,232.69              August 25, 2028.....          598,633.66
May 25, 2023........        2,515,187.50              September 25, 2028..          583,503.85
June 25, 2023.......        2,463,134.63              October 25, 2028....          568,681.71
July 25, 2023.......        2,412,056.43              November 25, 2028...          554,161.55

                      AGGREGATE PLANNED                                     AGGREGATE PLANNED
                        BALANCE OF THE                                        BALANCE OF THE
                            CLASS                                                 CLASS
                         1-A-1, CLASS                                          1-A-1, CLASS
                       1-A-2 AND CLASS                                       1-A-2 AND CLASS
                            1-A-8                                                 1-A-8
DISTRIBUTION DATE      CERTIFICATES ($)               DISTRIBUTION DATE      CERTIFICATES ($)
--------------------  ------------------              --------------------  ------------------

December 25, 2028...          539,937.75              April 25, 2034......           51,435.37
January 25, 2029....          526,004.79              May 25, 2034........           48,125.61
February 25, 2029...          512,357.26              June 25, 2034.......           44,897.84
March 25, 2029......          498,989.85              July 25, 2034.......           41,750.41
April 25, 2029......          485,897.33              August 25, 2034.....           38,681.68
May 25, 2029........          473,074.57              September 25, 2034..           35,690.06
June 25, 2029.......          460,516.52              October 25, 2034....           32,774.00
July 25, 2029.......          448,218.25              November 25, 2034...           29,931.95
August 25, 2029.....          436,174.88              December 25, 2034...           27,162.41
September 25, 2029..          424,381.64              January 25, 2035....           24,463.90
October 25, 2029....          412,833.84              February 25, 2035...           21,834.97
November 25, 2029...          401,526.87              March 25, 2035......           19,274.19
December 25, 2029...          390,456.21              April 25, 2035......           16,780.16
January 25, 2030....          379,617.41              May 25, 2035........           14,351.52
February 25, 2030...          369,006.10              June 25, 2035.......           11,986.91
March 25, 2030......          358,618.01              July 25, 2035.......            9,685.02
April 25, 2030......          348,448.91              August 25, 2035.....            7,444.55
May 25, 2030........          338,494.67              September 25, 2035..            5,264.23
June 25, 2030.......          328,751.24              October 25, 2035....            3,142.81
July 25, 2030.......          319,214.61              November 25, 2035...            1,079.07
August 25, 2030.....          309,880.88              December 25, 2035...              818.78
September 25, 2030..          300,746.20              January 25, 2036....              723.81
October 25, 2030....          291,806.78              February 25, 2036                   0.00
November 25, 2030...          283,058.92              and thereafter......
December 25, 2030...          274,498.97
January 25, 2031....          266,123.35
February 25, 2031...          257,928.55
March 25, 2031......          249,911.11
April 25, 2031......          242,067.65
May 25, 2031........          234,394.84
June 25, 2031.......          226,889.40
July 25, 2031.......          219,548.14
August 25, 2031.....          212,367.89
September 25, 2031..          205,345.56
October 25, 2031....          198,478.12
November 25, 2031...          191,762.57
December 25, 2031...          185,195.99
January 25, 2032....          178,775.50
February 25, 2032...          172,498.28
March 25, 2032......          166,361.54
April 25, 2032......          160,362.57
May 25, 2032........          154,498.69
June 25, 2032.......          148,767.28
July 25, 2032.......          143,165.75
August 25, 2032.....          137,691.57
September 25, 2032..          132,342.27
October 25, 2032....          127,115.39
November 25, 2032...          122,008.55
December 25, 2032...          117,019.38
January 25, 2033....          112,145.58
February 25, 2033...          107,384.89
March 25, 2033......          102,735.08
April 25, 2033......           98,193.95
May 25, 2033........           93,759.37
June 25, 2033.......           89,429.23
July 25, 2033.......           85,201.46
August 25, 2033.....           81,074.04
September 25, 2033..           77,044.96
October 25, 2033....           73,112.28
November 25, 2033...           69,274.07
December 25, 2033...           65,528.45
January 25, 2034....           61,873.57
February 25, 2034...           58,307.61
March 25, 2034......           54,828.79